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                                                                    EXHIBIT 8.2

COOLEY GODWARD LLP                  ATTORNEYS AT LAW        Palo Alto, CA
                                                            650 843-5000


                                    One Maritime Plaza      Menlo Park, CA
                                    20th Floor              650 843-5000
                                    San Francisco, CA       San Diego, CA
                                    94111-3580              619 550-6000
                                    Main   415 693-2000     Boulder, CO
                                    Fax    415 951-3699     303 546-4000
November 22, 1999                                           Denver, CO
                                    www.cooley.com          303 606-4800

                                    ROBERT H. MILLER
                                    415 693-2178
                                    millerrh@cooley.com



Template Software, Inc.
45365 Vintage Park Plaza
Suite 100
Dulles, Virginia  20166

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger dated as of October 19, 1999 (the "Reorganization Agreement") by and among Level 8 Systems, Inc., a Delaware corporation ("Parent"), TSAC, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Template Software, Inc., a Virginia corporation (the "Company").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

                  (A) the Reorganization Agreement;

                  (B) the Registration Statement;

                  (C) those certain tax representation letters dated November 20 and 22, 1999, and delivered to us by Parent, Merger Sub and the Company containing certain representations of Parent, Merger Sub and the Company (the "Tax Representation Letters"); and

                  (D) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:


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COOLEY GODWARD LLP

Template Software, Inc.
November 22, 1999
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                  (A) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

                  (B) All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

                  (C) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

                  (D) The Merger will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below;

                  (E) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and

                  (F) The opinion dated November 22, 1999, rendered by Powell, Goldstein, Frazer & Murphy LLP to Parent pursuant to the Reorganization Agreement has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368(a) of the Code.

In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Material Federal Income Tax Consequences" contained in the Registration Statement and believe that, insofar as it relates to statements of law and legal conclusions, it is correct in all material respects.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that

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COOLEY GODWARD LLP

Template Software, Inc.
November 22, 1999
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may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, financial institutions, insurance companies, foreign individuals and entities, tax-exempt entities, dealers in securities, persons who are subject to the alternative minimum tax provisions of the Code, persons who acquired their shares of Company capital stock pursuant to the exercise of an employee option (or otherwise as compensation), persons whose shares of Company capital stock are qualified small business stock for purposes of Section 1202 of the Code, or persons who acquired Company capital stock as part of an integrated investment, such as a "hedge," "straddle," or other risk reduction transaction, composed of Company capital stock and one or more other positions).

No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with the filing of the Registration Statement. It is intended for the benefit of the Company and the Company's stockholders and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.



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COOLEY GODWARD LLP

Template Software, Inc.
November 22, 1999
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We consent to the reference to our firm under the caption "Material Federal
Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY GODWARD LLP


/s/ Robert H. Miller



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